SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 30, 2007

I-many, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30883	01-0524931
(Commission File Number)	(I.R.S. Employer Identification No.)

399 Thornall Street, 12th Floor, Edison, NJ	08837
(Address of Principal Executive Offices)	(Zip Code)

(800) 832-0228

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE

Beginning with its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, I-many, Inc. has classified its reported net revenues into three revenue categories – Recurring, Services and License revenues – after having previously reported its revenues as being either Product or Service. Recurring revenue consists of (i) fees generated from the provision of maintenance, support, and hosting services and (ii) subscription revenues. Services revenue is now comprised of professional service and training fees and reimbursable out-of-pocket expenses. License revenue consists of non-recurring license fees generated from perpetual license agreements. Operating expenses have also been reclassified to correspond to the new revenue categories. Management expects this classification will provide investors with a clearer view of the trends underlying the types of transactions that result in revenue, particularly the growth of I-many’s recurring revenues. I-many’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 included unaudited financial information using the new revenue classifications and related expense categories for the first quarter of 2007 and the comparable period in 2006.

The purpose of this Current Report on Form 8-K is to disclose the new revenue classifications and expense allocation for the thirteen quarterly periods commencing January 1, 2004 and ending March 31, 2007 through the unaudited, consolidated statements of operations attached hereto as Exhibit 99.1.

The financial information furnished with this Current Report on Form 8-K does not constitute a restatement of I-many’s financial statements or its reports as previously filed with the Securities and Exchange Commission. The information furnished shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1	Unaudited, reclassified, consolidated statements of operations for the quarterly periods January 1, 2004 through March 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

I-MANY, INC.

By:	/s/ Robert G. Schwartz, Jr.
Robert G. Schwartz, Jr.
Vice President and General Counsel

May 30, 2007